Exhibit 99.1

THE BANK OF KENTUCKY FINANCIAL CORPORATION

COMPLETES ACQUISITION OF

FIRST BANK OF NORTHERN KENTUCKY, INC.

Purchase Enhances Position as

Northern Kentucky’s Leading Community Bank

CRESTVIEW HILLS, KENTUCKY, May 21, 2007 – The Bank of Kentucky Financial Corporation (OTC/BB:BKYF) announced today it has completed its acquisition of FNB Bancorporation, Inc. and its subsidiary, First Bank of Northern Kentucky, Inc. (“First Bank”). First Bank was merged into The Bank of Kentucky, Inc., and will operate under The Bank of Kentucky name. This acquisition provides The Bank of Kentucky with a high-visibility location in the strategic Ft. Mitchell market and some much needed extra space.

“I am excited to welcome the customers of First Bank to The Bank of Kentucky family,” said Robert W. Zapp, President and CEO, The Bank of Kentucky. “This merger brings together two like-minded community banks that are vital and contributing members of the communities in which they do business.”

The many similarities between First Bank and The Bank of Kentucky include their proud heritage as community banks, sharing the same philosophy of providing outstanding customer service and their creation in the early 1990s as an alternative to the large regional banks.

“We are excited about this new partnership with The Bank of Kentucky,” said Jerome C. Kohlhepp, Chairman of the Board of First Bank. “This deal will allow First Bank customers to enjoy a broader range of products, new and enhanced services and access to many more branches.”

With this acquisition, The Bank of Kentucky has approximately $1.13 billion in assets, $974 million in deposits, 28 branches and 41 ATMs servicing Boone, Campbell, Grant and Kenton counties in Northern Kentucky.

This news announcement may contain certain forward looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about the benefits of the proposed merger transaction, The Bank of Kentucky Financial Corporation’s plans, objectives, expectations and intentions and other statements that are not historical fact, including words or expressions such as “intend” or “expect” or variations of such words and similar expressions.

The following factors, among others could cause actual results to differ from those set forth in the forward looking statements: the ability to obtain governmental approvals of the proposed merger transaction on the proposed terms and schedule; the risk that the assets will not be integrated successfully, the risk that the revenue synergies and cost savings from the proposed merger transaction may not be fully realized or may take longer to realize than expected, disruptions in the proposed merger transaction may make it difficult to maintain relationships with clients, and the risk of new and changing regulation in the United States.

Additional factors that could cause The Bank of Kentucky Financial Corporation’s results to differ materially from those described in the forward looking statements can be found in the reports filed with the U.S. Securities and Exchange Commission. Several factors may have an impact on these statements including economic changes and, accordingly, The Bank of Kentucky Financial Corporation’s actual performance and results may vary from those stated herein. The Bank of Kentucky Financial Corporation undertakes no obligation to update the information contained herein.

About The Bank of Kentucky Financial Corporation

The Bank of Kentucky Financial Corporation (OTC/BB: BKYF), a Crestview Hills, Kentucky-based financial institution with $1.13 billion in assets and $974 million in deposits, is the holding company for its lead bank, The Bank of Kentucky. With 28 branch offices and 41 ATMs, The Bank of Kentucky offers banking and related financial services to both individuals and business customers in the fast-growing Boone, Campbell, Grant and Kenton counties of Northern Kentucky. More information about The Bank of Kentucky can be found at www.bankofky.com.

For more information contact:

Bob Zapp, CEO

The Bank of Kentucky

(859) 372-5173

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